Exhibit 5.1

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NaaS Technology Inc.

PO Box 309, Ugland House

Grand Cayman KY1-1104

Cayman Islands

6 November 2026

Dear Sirs

NaaS Technology Inc.

We have acted as Cayman Islands legal advisers to NaaS Technology Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), connected with the offering by the Company from time to time of up to a maximum aggregate offering price of US$200,000,000 of securities which may include Class A ordinary shares, par value US$0.000001 per share, including Class A ordinary shares represented by American depositary shares (“Class A Shares”), preferred shares (“Preferred Shares” and, together with the Class A Shares, the “Shares”), debt securities (“Debt Securities”), subscription rights (“Subscription Rights”), warrants to purchase Class A Shares and Preferred Shares (“Warrants”) and units (“Units” and, together with the Debt Securities, Subscription Rights and the Warrants, the “Non-Equity Securities” and together with the Shares, the “Securities”) or any combination of the Securities.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

We are furnishing this opinion letter as Exhibits 5.1, 8.1 and 23.3 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Good Standing and the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

We also assume that all necessary corporate action will be taken to authorise and approve any allotment and issuance of the Securities, the terms of the offering thereof and related matters, and that the agreements for Securities, the applicable definitive purchase, underwriting, sales or other similar agreement(s), and any applicable supplements to the prospectus contained in the Registration Statement (the “Prospectus”) (each, a “Prospectus Supplement”), will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, no invitation has been or will be made by or on behalf of the Company to the public in Cayman Islands to subscribe for any of the Shares, and there is nothing under any law (other than the laws of Cayman Islands) would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	the authorized share capital of the Company is US$52,000 divided into 52,000,000,000 shares of par value US$0.000001 each, comprising 48,100,000,000 Class A Ordinary Shares, 300,000,000 Class B Ordinary Shares, 1,400,000,000 Class C Ordinary Shares, 16,000,000 Class D Ordinary Shares and 2,184,000,000 shares of such class or classes (however designated) as the board of directors may determine in accordance with the M&A;

3.3	upon the due issuance of the Shares, and payment of the consideration therefor as contemplated in the relevant agreement for Securities, the Registration Statement, the Prospectus, any amendment thereto and any Prospectus Supplement, the Resolutions and when duly registered in the Company’s register of members (shareholders), such Shares will be duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof);

3.4	upon the due execution, delivery and issuance of any Non-Equity Securities by the Company and payment of the consideration therefor as contemplated in the relevant agreements for Non-Equity Securities, the Registration Statement, the Prospectus, any amendment thereto and any Prospectus Supplement, such Non-Equity Securities will be duly authorized and executed, validly issued, duly delivered and constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the Prospectus and any Prospectus Supplement included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ TRAVERS THORP ALBERGA

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	The certificate of incorporation, the certificate of incorporation on change of name and the certificate of incorporation on change of name of the Company dated 16 July 2013, 16 June 2017 and 10 June 2022 respectively

2	the register of directors of the Company provided to us on 5 November 2026;

3	the register of members of the Company as provided to us on 5 November 2026;

4	the fourth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 23 January 2026 and became effective on 29 January 2026, together with the Certificate of Designation of Class D Ordinary Shares dated 4 September 2025 appended thereto (the “M&A”);

5	the certificate of good standing of the Company dated 4 March 2026 issued by the Registry of Companies, Cayman Islands (the “Certificate of Good Standing”);

6	the written resolutions of the board of directors of the Company dated 5 November 2026 (the “Resolutions”);

7	a certificate from a Director of the Company addressed to Travers Thorp Alberga, a copy of which is attached hereto (the “Director’s Certificate”); and

8	the Registration Statement.

NaaS Technology Inc.

PO Box 309, Ugland House
Grand Cayman KY1-1104
Cayman Islands

November 6, 2026
To:	Travers Thorp Alberga
3605-6 Two Lippo Centre
89 Queensway
Admiralty, Hong Kong

Dear Sirs

NaaS Technology Inc. (the “Company”)

I, Yang Wang , being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The M&A (including the Certificate of Designation of Class D Ordinary Shares dated 4 September 2025 appended thereto) remain in full force and effect and are unamended.

2	The authorised share capital of the Company is US$52,000 divided into 52,000,000,000 shares of par value US$0.000001 each, comprising 48,100,000,000 Class A Ordinary Shares, 300,000,000 Class B Ordinary Shares, 1,400,000,000 Class C Ordinary Shares, 16,000,000 Class D Ordinary Shares and 2,184,000,000 shares of such class or classes (however designated) as the board of directors may determine in accordance with the M&A.

3	The Register of Members and the register of directors of the Company are true, complete and accurate and all matters required by law and the M&A to be recorded therein are so recorded.

4	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities.

5	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under any relevant agreement for Securities.

6	There is nothing contained in the minute book or the corporate records of the Company (which we have not inspected other than the documents listed in Schedule 1 to the opinion) which would or might affect the opinions.

7	The resolutions set out in the Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

8	To the best of my knowledge and belief, having made the due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn.: Mr. Richard Thorp) to the contrary.

Signature:	/s/ Yang Wang
Name:	Yang Wang
Director

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